EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the "Agreement"), dated as of January 24, 2014 is entered into by and between RAPID FIRE MARKETING, INC., a Nevada corporation with principal address at 22900 Shaw Road, Suite 111, Sterling, VA 20166 (the "Company") and Iconic Holdings, LLC, a Delaware limited liability company with principal address at 7200 Wisconsin Ave. Suite 206, Bethesda, MD 20814 (the "Holder"). As used herein, the term "Parties" shall be used to refer to the Company and Holder jointly.

WHEREAS:

A. The Company warrants and represents that it has unpaid debts with PYRENEES INVESTMENTS, LLC (the "Original Service Provider") on or before January 24, 2014, in the total stated amount of eighty two thousand five hundred dollars ($82,500.00) (the "Original Debt").

B. The Company warrants and represents that in connection with the recognition of the Original Debt the Company received the sum of eighty two thousand five hundred dollars ($82,500.00) worth of services from the Original Service Provider on or before January 24, 2014 (the "Original Debt Transfer Date").

C. The Company's warrants and represents that the Original Debt is owed to the Original Service Provider on the basis of a pre-existing business relationship that the Company had with the Original Service Provider.

D. The Parties acknowledge and agree that contemporaneous with this Agreement, the Holder has entered into that certain Debt Purchase Agreement, dated January 24, 2014 (the "Purchase Agreement") wherein the Holder is acquiring eighty two thousand five hundred dollars ($82,500.00) of the Original Debt (the "Debt") from the Original Service Provider as more particularly set forth in that certain Debt Purchase Agreement attached hereto as Exhibit B.

E. The Parties acknowledge and agree that prior to entering into this Agreement, the Company and the Holder have had a pre-existing business relationship and that this Agreement is not the product or the result of any advertising or general solicitation.

F. The Holder warrants and represents that it is sophisticated and experienced in acquiring the securities of small public companies that has allowed it to evaluate the risks and uncertainties involved in acquiring said securities and thereby make an informed investment decision.

G. The Parties acknowledge and agree that contemporaneously with such purchase of the Debt by the Holder from the Original Service Provider, and as a condition to such purchase, the Company and the Holder desire to exchange the Debt for a new convertible

promissory note in the form of Exhibit B attached hereto ("Exchange Note"), all on the terms set forth herein.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00 Exchange of Note. The Parties agree that solely in consideration of the surrender of the Debt, that:

1.01 Issuance of Exchange Note. Upon the following terms and conditions:

(A) **Exchange Note.** The Company shall issue to the Holder, and the Holder shall acquire from the Company, that certain Exchange Note dated and issued as of January 24, 2014 in the aggregate original principal amount equal to eighty two thousand five hundred dollars ($82,500.00) in exchange for the surrender and cancellation of the Debt. The Exchange Note is being issued in substitution for and not in satisfaction of the Debt, provided however, the Holder acknowledges and agrees that upon the issuance and acceptance of the Exchange Note issued pursuant to this Section the Debt will be deemed cancelled and will be promptly surrendered to the Company. The Parties further agree that the "Closing" and the "Closing Date" shall be deemed to occur upon the issuance of the Exchange Note as provided by Section 1.02 of this Agreement.

(B) **Delivery of Documents.** The Company shall, at the Closing Date, deliver to the Holder duly executed copies of each of the exhibits to this Agreement and faithfully fulfill the obligations set forth in Section 2.08 of this Agreement.

2.00 Representations of the Company. The Company hereby makes to the Holder the following representations and warranties as of the date of this Agreement and on each and every closing date hereafter:

2.01 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Exchange Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement and the Exchange Note have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.02 No Conflicts. The execution, delivery and performance of this Agreement and the Exchange Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any of its subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that

with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business of financial condition.

2.03 Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, the Exchange Note and both of them. No further approval is required for the issuance or sale of the Exchange Note or any shares of Common Stock issuable upon the conversion or exchange of, in payment of interest on, or otherwise pursuant to the Exchange Note ("Underlying Shares").

2.04 Issuance and Reservation of Securities. The Exchange Note and the Underlying Shares are duly authorized. Any Underlying Shares, when issued in accordance with the terms of Exchange Note, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, freely tradable and without any legends thereon. The Company will, and at all times, reserve from its duly authorized capital stock for issuance upon conversion pursuant to the Exchange Note at least such amount of shares of Common Stock as is equal to no less than three times (3x) the amount of Underlying Shares into which the Exchange Note is convertible (without regard to any limitations on ownership or conversion set forth therein).

2.05 Private Placement. No registration under the Securities Act of 1933, as amended (the "1933 Act"), is required for the issuance of the Exchange Note or any Underlying Shares in accordance with the terms hereof and thereof.

2.06 No Inside Information. Neither the Company nor any Person acting on its behalf has provided the Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

2.07 Equal Consideration. Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the Debt.

2.08 Survival & Delivery of Documents to the Holder. All of the Company's

warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the Parties hereto and continue for a period of three (3) year after the date of this Agreement.

2.08.01 Documents RE: Exchange Note. Further, contemporaneous with the execution and delivery of this Agreement to the Holder, the Company hereby further delivers the following: (a) a duly executed copy of the Exchange Note (attached hereto to Exhibit A); (b) a duly executed copy of the Original Debt, the Debt, and the Debt Purchase Agreement (attached hereto as Exhibit B); (c) a duly executed and notarized copy of the Notarized Certificate of Chief Executive Officer (attached hereto as Exhibit C); and (d) a duly executed Irrevocable Instructions to Stock Transfer Agent (attached hereto as Exhibit D). The Parties agree that time is of the essence in connection with the deliveries set forth in this Section 2.08.01 of this Agreement and the obligations imposed on the Company are material to this Agreement.

2.09 Holding Period for Exchange Note. Pursuant to Rule 144 promulgated under the 1933 Act: the holding period of the Exchange Note (and the underlying shares of Common Stock issuable upon conversion thereof or in payment of interest thereon) shall begin on the Exchange Note issuance date. The Company agrees not to take a position contrary to this paragraph.

2.10 No Event of Default. Upon consummation of the exchange hereunder, no Event of Default (as defined in the Original Note) shall have occurred and be continuing.

2.11 Balances. As of the date hereof, the balance outstanding under the Debt including principal and interest, are as follows, and no further amounts are due under either or both of them:

Description of Debt	**Balance**
Debt being Purchased	$82,500.00

2.12 Legal Opinion. The Company hereby agrees to allow the Holder's legal counsel to issue a legal opinion to the Holder and the Company's Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to said agent, including an opinion that all shares issuable upon conversion of the Exchange Note or in payment of interest thereunder) may be sold pursuant to Rule 144. The Company acknowledges that certificates representing any such shares may be issued without a restrictive legend as required pursuant to Section 2.04.

2.13 Transfer Consent and Documentation. The Company hereby consents to the following:

(i) the transfer of the Debt from the Original Investor to the Holder as contemplated in the Debt Purchase Agreement, an executed copy of which has been furnished to the Company;

(ii) the Company hereby waives any requirement for any legal opinion in connection with such transfer, and represents and warrants that no further consent of or action by any other person or entity is required in connection with such transfer.

2.14 Public Information. So long as the Holder owns the Exchange Note and/or Underlying Shares, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

2.15 Conversion Procedures. The form of Conversion Notice included in the Exchange Note sets forth the totality of the procedures required of a Holder in order to convert Exchange Note. No additional legal opinion or other information or instructions shall be required of the Holder to convert the Exchange Note. The Company shall honor all conversions of the Exchange Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth therein.

3.00 Miscellaneous.

3.01 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

3.02 Effect of Invalidity. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

3.03 Matter of Further Assurances & Cooperation. The Holder and the Company hereby agree and the Company further agrees that it shall provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and

documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement without unreasonable delay and in no event later than one (1) business after it receives any reasonable written request from the Holder.

3.04 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the Parties to this Agreement.

3.05 Independent Counsel. Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

3.06 Exhibits. Exhibits A, B, C, and D, attached hereto, are each incorporated by reference herein.

3.07 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten with the exception of the Company's profit sharing plan and any agreements related thereto.

3.08 Attorneys' Fees. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

3.09 Interpretation. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

3.10 Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

3.11 Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

3.12 Expenses Associated With This Agreement. Each of the Parties hereto agrees to bear its own costs, attorneys' fees and related expenses associated with this Agreement.

3.13 Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by binding arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 3.08 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision.

3.14 Waiver of Jurisdiction. Each of the Parties hereto waive any claim that any such jurisdiction in San Diego, California (as provided by Section 3.12) is not a convenient forum for any such suit or proceeding and any defense or lack of *in personam* jurisdiction with respect thereto. To the fullest extent permitted by law, each of the Parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents. In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each of Parties hereto shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

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[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

FOR THE COMPANY:

RAPID FIRE MARKETING, INC.

By: ______________________________

Name: Thomas Allinder

Title: CEO

FOR THE HOLDER:

Iconic Holdings, LLC

By: ______________________________

Name:

Title: Manager

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

EXHIBIT A

COPY OF EXCHANGE NOTE

(As attached)

EXHIBIT B

COPY OF ORIGINAL DEBT

AND

DEBT PURCHASE AGREEMENT

(As attached.)

EXHIBIT C

NOTARIZED CERTIFICATE OF CHIEF EXECUTIVE OFFICER

OF

RAPID FIRE MARKETING, INC.
(Three Pages)

The undersigned, Thomas Allinder, is the duly elected Chief Executive Officer of Rapid Fire Marketing, Inc., a Nevada corporation (the "Company").

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company's corporate and financial books and records including, but not limited to the Company's records relating to the following:

(A) those certain services invoices dated on or before January 24, 2014 (the "Original Debt Issuance Date") to PYRENEES INVESTMENTS, LLC (the "Original Service Provider") by the Company in the total amount of eighty two thousand five hundred ($82,500.00) is a valid debt and current outstanding obligation of the Company;

(B) the Company's receipt before the Original Debt Issuance Date of the sum of at least eighty two thousand five hundred ($82,500.00) in services from the Original Service Provider;

(C) the Company's Board of Directors duly approved the issuance of the Original Debt to the Original Service Provider and the Exchange Note to Iconic Holdings, LLC.

(D) the Company's Board of Directors duly approved the terms of that certain Debt Purchase Agreement by and between the Original Service Provider and Iconic Holdings, LLC, dated January 24, 2014.

(E) The Company has not received and will not be receiving any new consideration from any persons in connection with the issuance of the Exchange Note and the Company's officers and directors have not entered into or given any commitment contemplating the receipt or acceptance of any said consideration arising out of or relating to the issuance of the Exchange Note.

(F) To my best knowledge and after completing the aforementioned review of the Company's shareholder and corporate records, I am able to certify that Original Service Provider any affiliate of Original Service Provider are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons have had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(G) To my best knowledge and after completing the aforementioned review of the Company's shareholder and corporate records, I am able to certify that Iconic Holdings, LLC and its partners and management are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons have had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(H) The Company's Board of Directors have approved duly adopted resolutions approving the Irrevocable Instructions to the Company's Stock Transfer Agent attached as Exhibit D to the Exchange Agreement of January 24, 2014.

(I) I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be "affiliates," as that term is defined in Rule 144(a)(1) of the 1933 Act.

(J) I understand that all of the representations set forth in this Certificate will be relied upon by counsel to Iconic Holdings, LLC in connection with the preparation of a legal opinion claiming the exemption provided by Rule 144 of the Securities Act of 1933, as amended.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed: [signature] **Date:** 29TH JAN 2014

Name: Thomas Allinson Title:

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS 29 **DAY OF** January **2014.**

[signature] Commission Expires: October 24, 2016

Notary Public

STEPHANIE ... DOLLAR NOTARY PUBLIC ASHE COUNTY, N.C.

EXHIBIT D

IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT
OF
RAPID FIRE MARKETING, INC.
(a Nevada corporation)

(As attached.)